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                                 EXHIBIT 11(C)
      COMPUTATION OF EARNINGS PER SHARE, NINE MONTHS ENDED JUNE 30, 1996

                            STERLING SOFTWARE, INC.               EXHIBIT 11(C)
                       COMPUTATION OF EARNINGS PER SHARE
                        NINE MONTHS ENDED JUNE 30, 1996
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

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
                                                                FULLY
                                              PRIMARY          DILUTED
                                              -------          -------
Earnings:
  Earnings applicable to common
  stockholders..........................      $202,719         $202,719
  Add:  Interest expense on amounts
          outstanding for the 5-3/4%
          Convertible Subordinated
          Debentures (net of
          applicable income taxes)......                          1,685
                                              --------         --------
                                              $202,719         $204,404
                                              ========         ========

Shares:
  Weighted average of shares outstanding.       30,598           30,598
  Add common shares issued on assumed
     exercise of options and warrants....        6,191            6,222
  Less common shares assumed repurchased.       (4,308)          (3,565)
                                              --------         --------
                                                32,481
                                              ========
Common shares issued on assumed
   conversion of 5-3/4% Convertible
   Subordinated Debentures..............                          1,998
                                                               --------
                                                                 35,253
                                                               ========
Earnings per common share:
  Primary................................     $   6.24
  Fully diluted..........................     ========         $   5.80
                                                               ========

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